Zanett Lombardier, Ltd.
                      c/o The Zanett Securities Corporation
                              Tower 49, 31st Floor
                               12 East 49th Street
                               New York, NY 10017

                         Capital Ventures International
                     c/o Susquehanna Securities Trading GmbH
                                  Oberlindau 7
                             60323 Frankfurt am Main

                                 Bruno Guazzoni
                      c/o The Zanett Securities Corporation
                              Tower 49, 31st Floor
                               12 East 49th Street
                               New York, NY 10017

                                            December 8, 1997

Network Imaging Corporation
500 Huntmar Park Drive
Herndon, VA 20170

Dear Ladies and Gentlemen:


         Zanett Lombardier, Ltd., Capital Ventures International and Bruno Guazzoni (individually, a "Purchaser" and, collectively, the "Purchasers") have purchased 3,250 shares of Series L Preferred Convertible Stock ("Series L Stock") from Network Imaging Corporation ("Company") under that Securities Purchase Agreement among the Company and the Purchasers dated December 8, 1997 ("Securities Purchase Agreement"). Under the Securities Purchase Agreement, the Purchasers have the right to purchase 3,000 additional shares of Series L Stock from the Company pursuant to the terms of the Securities Purchase Agreement.


         Pursuant to Section VII(B)(ii) of the Certificate of Designations, Preferences and Rights of Series L Convertible Preferred Stock of Network Imaging Corporation ("Series L Certificate"), each holder of the Series L Stock has the right, under certain conditions, to require

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         the Company to issue shares of the Company's  Common  Stock,  par value
$.0001 per share ("Common Stock"), at a conversion price equal to the average of the Closing Price, as defined in the Series L Certificate, for the five consecutive trading days (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such five trading day period) preceding the date of the holder's written notice to the Company of its election to receive shares of Common Stock pursuant to that Section, without regard to the limitation set forth in Section IV(C)(i) of the Series L Certificate.


         The Purchasers hereby agree, on behalf of themselves and on behalf of all subsequent holders of shares of Series L Stock, that, while the Company's Common Stock is listed on either the Nasdaq National Market or the Nasdaq SmallCap Market and until the issuance of the shares of Common Stock issuable on conversion of and otherwise in connection with the shares of Series L Stock is approved by the holders of Common Stock in accordance with the provisions of Nasdaq Rule 4460(i), the Company cannot be required to issue 20% or more of the number of shares of Common Stock outstanding on December 7, 1997 on conversion of and/or otherwise in connection with the Series L Stock.

                                   Sincerely,

                                   ZANETT LOMBARDIER, LTD.

                                   By:_________________________________

                                   Name:_______________________________

                                   Title:________________________________

                                   CAPITAL VENTURES INTERNATIONAL

                                   By:_________________________________

                                   Name:_______________________________

                                   Title:________________________________


                                   ------------------------------------
                                   Bruno Guazzoni